

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
The Ohio Bell Telephone Company's December 31, 1995 Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         134,500
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  464,100
<ALLOWANCES>                                    22,200
<INVENTORY>                                      3,100
<CURRENT-ASSETS>                               605,200
<PP&E>                                       5,757,000
<DEPRECIATION>                               3,463,500
<TOTAL-ASSETS>                               3,133,600
<CURRENT-LIABILITIES>                          649,400
<BONDS>                                        834,700
<COMMON>                                     1,010,100
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (122,800)
<TOTAL-LIABILITY-AND-EQUITY>                 3,133,600
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             2,213,300
<CGS>                                                0<F3>
<TOTAL-COSTS>                                1,671,100
<OTHER-EXPENSES>                               (5,300)
<LOSS-PROVISION>                                21,200
<INTEREST-EXPENSE>                              58,400
<INCOME-PRETAX>                                489,100
<INCOME-TAX>                                   163,300
<INCOME-CONTINUING>                            325,800
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   325,800
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1> Securities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.

<F2> Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(b). This amount is included in the "Total Revenues" tag.

<F3> Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(b).



